Exhibit 99.1

AstroNova Announces Fiscal Second-Quarter 2024 Financial Results

Company to Host Conference Call at 9:00 a.m. ET Today

WEST WARWICK, R.I.--(BUSINESS WIRE)--September 6, 2023--AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today announced financial results for the second quarter ended July 29, 2023.

Summary

  Second-quarter revenue of $35.5 million, up 10% YoY, driven by Astro Machine acquisition and continued momentum in aerospace industry
  Second-quarter GAAP results included pre-tax strategic restructuring charges and related expenses totaling $3.5 million
  Second-quarter GAAP net loss per share was $0.22; non-GAAP diluted earnings per share, which excludes the impact of restructuring charges and retrofit costs, was $0.15

Q2 2024 Financial Highlights

	GAAP			Non-GAAP (excluding impact of restructuring and related expenses)
(in thousands, except per share data)	Q2 FY 2024	Q2 FY 2023	YoY	Q2 FY 2024	Q2 FY 2023	YoY

Revenue	$35,524	$32,259	10%	$35,524	$32,259	10%
Gross Profit	9,710	11,382	(15%)	12,658	11,382	11%
Gross Margin	27.3%	35.3%	(8.0 pts.)	35.6%	35.3%	0.3 pts.
Operating Expenses	10,908	10,147	7%	10,353	10,147	2%
Operating Income (Loss)	(1,198)	1,235	n/m*	2,305	1,235	87%
Operating Margin	(3.4%)	3.8%	n/m*	6.5%	3.8%	2.7 pts.
Net Income (Loss)	($1,617)	584	n/m*	$1,089	$584	86%
Net Income (Loss) per Common Share	($0.22)	$0.08	n/m*	$0.15	$0.08	83%

*Not meaningful
See reconciliations between GAAP and non-GAAP measures provided below.

CEO Commentary

“Our second-quarter financial results reflected the strategic realignment of our Product Identification segment, an initiative that allows us to further capitalize on the synergies of our 2022 acquisition of Astro Machine,” said Greg Woods, AstroNova’s President and Chief Executive Officer. “The strategic realignment enables us to concentrate the segment's resources on the highest-return opportunities by consolidating our PI product line and moving more PI manufacturing from Asia and West Warwick to our Astro Machine plant in Illinois. Although the realignment had a negative effect on our GAAP performance in the second quarter, we believe that it puts us in a position to achieve an anticipated annualized cost savings of $2.4 million, benefitting our results in the quarters to come.

“Aside from the restructuring impact, we continued to make operating efficiency improvements in Q2 and we posted double-digit top-line growth highlighted by Astro Machine and ongoing momentum in the aerospace market,” Woods said. “Additionally, we have accelerated our new product development program and, this quarter, we will introduce four new innovative PI products for labeling applications as well as direct-to-package overprinting and high-speed mailing and addressing. These and other new products are among the solutions we will showcase in the coming weeks at major industry events including PACK EXPO in Las Vegas, Labelexpo Europe in Brussels, and PRINTING United Expo in Atlanta.

“In our Test & Measurement segment, robust airline passenger traffic and increased aircraft deliveries are creating stronger demand trends for our aerospace printers, supplies, and services. We continue to focus on upgrading and transitioning aerospace customers to our more advanced and feature-rich ToughWriter family of printers, which will help us achieve greater economies of scale as we move forward,” Woods concluded.

Second-Quarter Fiscal 2024 Financial Summary

Total revenue for the second quarter of fiscal 2024 was $35.5 million, up 10.1% from the year-earlier period. The growth reflected higher revenue in the Product Identification segment as a result of the acquisition of Astro Machine, as well as an increase in Test & Measurement segment revenue associated with continued strength in the aerospace market.

Hardware revenue was $11.3 million, a 30.5% increase from the prior-year period. Supplies revenue was $19.7 million, 2.8% higher than the same period in fiscal 2023. Revenue from Service/Other was $4.6 million, up 2.2% from the comparable period last year.

Gross profit under generally accepted accounting principles (GAAP) for the second quarter of fiscal 2024 was $9.7 million, or 27.3% of revenue, compared with gross profit of $11.4 million, or 35.3% of revenue, in the year-earlier period. In the 2024 period, gross profit included $2.1 million in charges related to the restructuring of the Company’s Product Identification segment and $852,000 in costs associated with an ongoing program to retrofit certain printers affected by quality and reliability issues from one of the Company’s suppliers. Excluding those charges, gross profit on a non-GAAP basis for the second quarter of fiscal 2024 was $12.7 million, or 35.6% of revenue.

GAAP operating expenses in the second quarter of fiscal 2024 totaled $10.9 million, an increase of 7.5% from the same period last year. In the 2024 period, operating expenses included $555,000 in restructuring charges. Excluding those charges, operating expenses on a non-GAAP basis were $10.4 million.

The Company reported a GAAP operating loss of $1.2 million for the second quarter of fiscal 2024 versus operating income of $1.2 million a year earlier. Excluding the restructuring charges and retrofit costs in the 2024 period, non-GAAP operating income was $2.3 million.

GAAP net loss for the second quarter of fiscal 2024 was $1.6 million, or $0.22 per share, compared with net income of $584,000, or $0.08 per diluted share, for the comparable period of fiscal 2023. The net loss for the 2024 period included $2.0 million in after-tax restructuring charges and $658,000 in after-tax costs related to the retrofit program. Net income on a non-GAAP basis was $1.1 million, or $0.15 per diluted share.

Adjusted EBITDA, which the Company defines as earnings before interest, taxes, depreciation, amortization and share-based compensation, was $154,000 in the second quarter of fiscal 2024, compared with $2.2 million in the same period of fiscal 2023. Further adjusted to exclude restructuring charges and retrofit costs, Adjusted EBITDA would have increased nearly 70% year-over-year to $3.7 million in the second quarter of fiscal 2024.

Bookings for the second quarter of fiscal 2024 decreased 13.7% to $30.1 million from $34.8 million in the second quarter of fiscal 2023.

Backlog as of July 29, 2023 increased 4.6% to $33.3 million from $31.8 million as of July 30, 2022.

Second-Quarter Fiscal 2024 Operating Segment Results

Product Identification

Product Identification segment revenue was $25.8 million in the second quarter of fiscal 2024, compared with $23.4 million in the fiscal 2023 second quarter, driven by the acquisition of Astro Machine. Segment operating loss impacted by the restructuring was $461,000, or (1.8%) of revenue, compared with segment operating profit of $1.6 million, or 7.0% of revenue, a year earlier. Excluding the restructuring and retrofit costs in the 2024 period, non-GAAP operating profit was $3.0 million, or 8.3% of revenue.

Test & Measurement

Test & Measurement segment revenue increased to $9.7 million in the second quarter of fiscal 2024 from $8.9 million in the second quarter of fiscal 2023. Segment operating profit was $1.9 million, or 19.7% of revenue, compared with segment operating profit of $2.2 million, or 24.4% of revenue, a year earlier.

Earnings Conference Call

AstroNova will discuss its second-quarter fiscal 2024 financial results in an investor conference call at 9:00 a.m. ET today. To participate on the conference call, please dial (833) 470-1428 (U.S. and Canada) or (929) 526-1599 (International) approximately 10 minutes prior to the start time and enter access code 159098. A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, and Adjusted EBITDA.

AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company’s core operating results and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by the Company’s management to assist with their financial and operating decision-making. Please refer to the financial reconciliation tables included in this news release for a reconciliation of GAAP measures to the most directly comparable non-GAAP measures for the three and six months ended July 29, 2023 and July 30, 2022.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that we may not successfully execute or achieve the expected benefits of our restructuring plan for our Product Identification segment, (ii) the risk that we may not be able to realize the expected synergies from our acquisition of Astro Machine, (iii) the risk that apparent improvements in the Aerospace and Defense sectors may not continue and (iv) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

ASTRONOVA, INC.
Condensed Consolidated Statements of Income (Loss)
In Thousands Except for Per Share Data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Net Revenue	$35,524	$32,259	$70,943	$63,269
Cost of Revenue	25,814	20,877	48,847	41,158
Gross Profit	9,710	11,382	22,096	22,111
Total Gross Profit Margin	27.3%	35.3%	31.1%	34.9%
Operating Expenses:
Selling & Marketing	6,697	5,981	12,707	11,863
Research & Development	1,557	1,595	3,345	3,118
General & Administrative	2,654	2,571	5,780	5,131
Total Operating Expenses	10,908	10,147	21,832	20,112
Operating Income (Loss)	(1,198)	1,235	264	1,999
Total Operating Margin	-3.4%	3.8%	0.4%	3.2%
Other Expense, net	809	431	1,244	710
Income (Loss) Before Taxes	(2,007)	804	(980)	1,289
Income Tax Provision (Benefit)	(390)	220	(211)	280
Net Income (Loss)	$(1,617)	$584	$(769)	$1,009
Net Income (Loss) per Common Share - Basic	$(0.22)	$0.08	$(0.10)	$0.14
Net Income (Loss) per Common Share - Diluted	$(0.22)	$0.08	$(0.10)	$0.14

Weighted Average Number of Common Shares - Basic	7,420	7,310	7,396	7,287
Weighted Average Number of Common Shares - Diluted	7,420	7,348	7,396	7,355

ASTRONOVA, INC.
Consolidated Balance Sheets
In Thousands
(Unaudited)

	July 29, 2023	January 31, 2023
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,530	$3,946
Accounts Receivable, net	18,005	21,598
Inventories, net	49,081	51,324
Prepaid Expenses and Other Current Assets	2,914	2,894
Total Current Assets	74,530	79,762
PROPERTY, PLANT AND EQUIPMENT	55,934	55,394
Less Accumulated Depreciation	(42,043)	(41,106)
Property, Plant and Equipment, net	13,891	14,288
OTHER ASSETS
Intangible Assets, net	20,033	21,232
Goodwill	14,760	14,658
Deferred Tax Assets	6,909	6,907
Right of Use Asset	735	794
Other Assets	1,692	1,566
TOTAL ASSETS	$132,550	$139,207
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$5,356	$8,479
Accrued Compensation	2,668	2,750
Other Liabilities and Accrued Expenses	4,753	3,308
Revolving Line of Credit	13,900	15,900
Current Portion of Long-Term Debt	2,700	2,100
Current Portion of Royalty Obligation	1,600	1,725
Current Liability – Excess Royalty Payment Due	613	562
Income Taxes Payable	-	786
Deferred Revenue	1,858	1,888
Total Current Liabilities	33,448	37,498
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	10,709	12,040
Royalty Obligation, net of current portion	2,789	3,415
Lease Liability, net of current portion	530	555
Income Taxes Payable	491	491
Deferred Revenue	-	674
Deferred Tax Liabilities	182	167
TOTAL LIABILITIES	48,149	54,840
SHAREHOLDERS’ EQUITY
Common Stock	540	534
Additional Paid-in Capital	62,004	61,131
Retained Earnings	58,406	59,175
Treasury Stock	(34,585)	(34,235)
Accumulated Other Comprehensive Loss, net of tax	(1,964)	(2,238)
TOTAL SHAREHOLDERS’ EQUITY	84,401	84,367
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$132,550	$139,207

ASTRONOVA, INC.
Revenue and Segment Operating Profit (Loss)
In Thousands
(Unaudited)

	Revenue		Segment Operating Profit (Loss)		Revenue		Segment Operating Profit (Loss)
	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Product Identification	$25,777	$23,382	$(461)	$1,644	$50,872	$45,106	$2,055	$3,058
Test & Measurement	9,747	8,877	1,917	2,162	20,071	18,163	3,989	4,072
Total	$35,524	$32,259	1,456	3,806	$70,943	$63,269	6,044	7,130
Corporate Expenses			2,654	2,571			5,780	5,131
Operating Income			(1,198)	1,235			264	1,999
Other Income (Expense), net			(809)	(431)			(1,244)	(710)
Income (Loss) Before Income Taxes			(2,007)	804			(980)	1,289
Income Tax Provision (Benefit)			(390)	220			(211)	280
Net Income (Loss)			$(1,617)	$584			$(769)	$1,009

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP Results
In Thousands Except for Per Share Data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022

GAAP Revenues	$35,524	$32,259	$70,943	$63,269
Non-GAAP Revenues	$35,524	$32,259	$70,943	$63,269

GAAP Cost of Revenues	$25,814	$20,877	$48,847	$41,158
Restructuring Charges	2,096	-	2,096	-
Product Retrofit Costs	852	-	852	-
Non-GAAP Cost of Revenues	$22,866	$20,877	$45,899	$41,158

GAAP Gross Profit	$9,710	$11,382	$22,096	$22,111
Gross Profit Adjustments	2,948	-	2,948	-
Non-GAAP Gross Profit	$12,658	$11,382	$25,044	$22,111

GAAP Operating Expenses	$10,908	$10,147	$21,832	$20,112
Restructuring Charges	555	-	555	-
Non-GAAP Operating Expenses	$10,353	$10,147	$21,277	$20,112

GAAP Operating Income/(Loss)	$(1,198)	$1,235	$264	$1,999
Restructuring Charges	2,651	-	2,651	-
Product Retrofit Costs	852	-	852	-
Non-GAAP Operating Income/(Loss)	$2,305	$1,235	$3,767	$1,999

GAAP Other Income/(Expense)	$(809)	$(431)	$(1,244)	$(710)
Non-GAAP Other Income/(Expense)	$(809)	$(431)	$(1,244)	$(710)

GAAP Income Tax Expense/(Benefit)	$(390)	$220	$(211)	$280
Tax Adjustments of Non-GAAP Adjustments	(797)	-	(797)	-
Non-GAAP Income Tax Expense/(Benefit)	$407	$220	$586	$280

GAAP Net Income/(Expense)	$(1,617)	$584	$(769)	$1,009
Restructuring Charges	(2,048)	-	(2,048)	-
Product Retrofit Costs	(658)	-	(658)	-
Non-GAAP Net Income/(Expense)	$1,089	$584	$1,937	$1,009

GAAP Diluted Earnings/(Loss) Per Share	$(0.22)	$0.08	$(0.10)	$0.14
Restructuring Charges	(0.28)	-	(0.28)	-
Product Retrofit Costs	(0.09)	-	(0.09)	-
Non-GAAP Diluted Earnings/(Loss) Per Share	$0.15	$0.08	$0.27	$0.14

ASTRONOVA, INC.
Reconciliation of Net Income to EBITDA
Amounts In Thousands
(Unaudited)

	Three Months Ended		Six Months Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022

GAAP Net Income/(Loss)	$(1,617)	$584	$(769)	$1,009
Interest Expense	674	210	1,289	385
Income Tax Expense/(Benefit)	(390)	220	(211)	280
Depreciation/Amortization	1,089	908	2,144	1,820
EBITDA	$(244)	$1,922	$2,453	$3,494
Restructuring Charges	2,048	-	2,048	-
Product Retrofit Costs	658	-	658	-
Income Tax Expense/(Benefit) - Restructuring Charges	603	-	603	-
Income Tax Expense/(Benefit) - Product Retrofit Costs	194	-	194	-
EBITDA Less Restructuring & Retrofit Items	$3,259	$1,922	$5,956	$3,494

ASTRONOVA, INC.
Reconciliation of Net Income to Adjusted EBITDA
Amounts In Thousands
(Unaudited)

	Three Months Ended		Six Months Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022

GAAP Net Income/(Loss)	$(1,617)	$584	$(769)	$1,009
Interest Expense	674	210	1,289	385
Income Tax Expense/(Benefit)	(390)	220	(211)	280
Depreciation/Amortization	1,089	908	2,144	1,820
Share-Based Compensation	398	235	754	572
Adjusted EBITDA	$154	$2,157	$3,207	$4,066
Restructuring Charges	2,048	-	2,048	-
Product Retrofit Costs	658	-	658	-
Income Tax Expense/(Benefit) - Restructuring Charges	603	-	603	-
Income Tax Expense/(Benefit) - Product Retrofit Costs	194	-	194	-
Adjusted EBITDA Less Restructuring & Retrofit Items	$3,657	$2,157	$6,710	$4,066

ASTRONOVA, INC.
Reconciliation of Segment GAAP to Non-GAAP Operating Profit
Amounts In Thousands
(Unaudited)

	Three Months Ended						Six Months Ended
	July 29, 2023			July 30, 2022			July 29, 2023			July 30, 2022
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total

GAAP - Segment Operating Profit/(Loss)	$(461)	$1,917	$1,456	$1,644	$2,162	$3,806	$2,055	$3,989	$6,044	$3,058	$4,072	$7,130

Restructuring Charges	2,568	-	2,568	-	-	-	2,568	-	2,568	-	-	-

Product Retrofit Costs	852	-	852	-	-	-	852	-	852	-	-	-

Non-GAAP - Segment Operating Profit/(Loss)	$2,959	$1,917	$4,876	$1,644	$2,162	$3,806	$5,475	$3,989	$9,464	$3,058	$4,072	$7,130

Contacts

Scott Solomon
Senior Vice President
Sharon Merrill Associates, Inc.
(857) 383-2409
ALOT@investorrelations.com